Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
April 11, 2017	INVESTOR CONTACT:
Bob East, Westwicke Partners
443.213.0500 | diplomat@westwicke.com

MEDIA CONTACT
Jenny Cretu, Diplomat
810.768.9863 | press@diplomat.is

Diplomat Appoints New Chief Financial Officer

FLINT, Mich. — Diplomat Pharmacy, Inc. (NYSE: DPLO), the nation’s largest independent specialty pharmacy, has appointed Atul Kavthekar as chief financial officer and treasurer, effective May 1, 2017.

Mr. Kavthekar has extensive experience and has demonstrated financial and strategic leadership in his previous roles in the technology, health care, and investment banking industries.

Mr. Kavthekar will lead Diplomat’s financial operations and investor relations efforts. Mr. Kavthekar will also be responsible for managing liquidity, balance sheet risk, and capital market transactions to ensure Diplomat remains well positioned to capitalize on growth opportunities. He will report directly to Phil Hagerman, CEO and chairman.

“I couldn’t be more excited to welcome Atul to the Diplomat team,” Hagerman said. “He is highly qualified to lead our finance and accounting teams. In addition to his previous CFO experience, Atul has a deep background in financial management, operational improvement, and company leadership, as well as strategic corporate and business development.”

Mr. Hagerman continued, “Atul is an exceptional choice to take on the CFO role. I am confident his addition to the Diplomat leadership will position us well for the future, and I am so pleased to have him on board.”

Mr. Kavthekar, 49, has over two decades of financial experience. Prior to Diplomat, he served as the CFO of LivingSocial, Inc., an e-commerce retailer, from June 2015 to December 2016, and was responsible for overall financial and operational improvement of the business. He previously held executive roles at Walgreens, from December 2009 to December 2013, and at Sears Holdings Corporation’s health & wellness division, which includes the Kmart Pharmacy chain, from December 2013 to May 2015.  Mr. Kavthekar also has extensive mergers and acquisitions and capital markets experience as an investment banker.

“I have long been an admirer of the company and look forward to adding to the company’s strong reputation as a leader in the specialty pharmacy industry,” Mr. Kavthekar said. “As the leading independent specialty pharmacy, Diplomat has tremendous opportunity, and I look forward to contributing to its success.”

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. For a discussion of such risks and uncertainties, you should review Diplomat’s filings with the Securities and Exchange Commission, including “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the company focuses on medication management programs for people with complex chronic diseases. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit diplomat.is.

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